Exhibit 12.1

                      Boston Edison Company
        Computation of Ratio of Earnings to Fixed Charges
               Twelve Months Ended March 31, 2001
                         (in thousands)



Net income from continuing operations               $ 153,194
Income taxes                                          105,805
Fixed charges (including securitization
  certificates)                                       127,370
   Total                                            $ 386,369
                                                     ========
Interest expense                                    $ 112,270
Interest component of rentals                          15,100
   Total                                            $ 127,370
                                                     ========
Ratio of earnings to fixed charges                       3.03
                                                         ====



                                                     Exhibit 12.2

                      Boston Edison Company
        Computation of Ratio of Earnings to Fixed Charges
            and Preferred Stock Dividend Requirements
               Twelve Months Ended March 31, 2001
                         (in thousands)



Net income from continuing operations            $ 153,194
Income taxes                                       105,805
Fixed charges (including securitization
  certificates)                                    127,370
   Total                                         $ 386,369
                                                  ========
Interest expense                                 $ 112,270
Interest component of rentals                       15,100
   Subtotal                                      $ 127,370
                                                  ========
Preferred stock dividend requirements               10,076

   Total                                         $ 137,446
                                                  ========
Ratio of earnings to fixed charges and                2.81
preferred stock dividends requirements                ====
